UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On November 20, 2009, Issued Holdings Capital Corporation (“IHCC”), a wholly-owned subsidiary of Dynex Capital, Inc. (the “Registrant”), entered into an assignment and transfer of interest agreement (the “Acquisition Agreement”) with DBAH Capital, LLC (“DBAH”), an affiliate of Deutsche Bank, to acquire DBAH’s interest in Copperhead Ventures, LLC (the “Joint Venture”).  Pursuant to the Acquisition Agreement, DBAH transferred its 49.875% interest in the Joint Venture to IHCC for a purchase price of $9.5 million.  Prior to the acquisition, IHCC owned a 49.875% interest in the Joint Venture.  Upon completion of the acquisition, IHCC owns 99.75% of the Joint Venture, which will be included in the Registrant’s consolidated financial statements as a result of the acquisition.  An unaffiliated third party continues to own the remaining 0.25% interest in the Joint Venture.

The Joint Venture currently holds subordinated commercial mortgage-backed securities (“CMBS”) with a par value of $38.7 million, cash of approximately $2.3 million, and redemption rights for approximately $182.5 million of callable CMBS. These CMBS are collateralized principally by seasoned multifamily housing loans originated by the Registrant from 1996 to 1998. The Registrant expects to record a noncash charge of an estimated $3.0 million during the fourth quarter related to the Joint Venture’s activities through the purchase date and the actual purchase itself.  However, the registrant expects that shareholders’ equity will only be reduced by approximately $0.1 million, because as of September 30, 2009 approximately $2.9 million of the $3.0 million charge had been recorded as a reduction to accumulated other comprehensive income related to its investment in the Joint Venture.

The foregoing description is a summary of the material terms of the Acquisition Agreement and is qualified in its entirety by reference to the Acquisition Agreement, which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Note: This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company’s actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including the ongoing volatility in the credit markets which impacts assets prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Emergency Economic Stabilization Act of 2008, the full impact of which is unknown at this time, and the impact of Section 404 of the Sarbanes-Oxley Act of 2002. For additional information, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with and furnished to the Securities and Exchange Commission.

Item 9.01                 Financial Statements and Exhibits.

Exhibit No.	Description

10.13	Assignment and Transfer of Interest in Copperhead Ventures, LLC, dated as of November 20, 2009, between DBAH Capital, LLC, and Issued Holdings Capital Corporation
99.1	Press Release dated November 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                         DYNEX CAPITAL, INC.

Date:	November 24, 2009	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer